Exhibit 99.2

Evergreen Energy Provides Business Update
Shifts resources to focus on K-Fuel development efforts as primary growth driver for the company

DENVER, June 15, 2011 — Evergreen Energy Inc. (NYSE Arca: EEE) today provided a business update on its 2011 corporate initiatives in conjunction with its Annual General Meeting.
Ilyas Khan, Executive Chairman of Evergreen, stated: “We have made substantial progress on our corporate business objectives for 2011.  As outlined in my open letter to shareholders on March 15, 2011, where our objectives were clearly laid out and since when there have been regular updates, our objectives included reopening the K-Fuel® test facility at the Fort Union plant in Gillette, WY; completing our joint venture with WPG Resources by the end of the summer; and establishing an additional customer agreement to produce upgraded coal from K-Fuel.
On February 14, 2011, we resumed the testing of K-Fuel at the Fort Union testing facilities.  On June 9, 2011, we completed the formation of our venture with WPG Resources, which is a strong signal the market is ready for the cleaner coal technology provided by our K-Fuel process.  As we have begun reducing our future investment in and costs associated with our GreenCert offerings, the company is further developing its growth objectives around commercializing K-Fuel.  As such, we are moving forward with several business development initiatives in an effort to take advantage of the present market opportunities.”
Thomas H. Stoner Jr., chief executive officer and director of Evergreen, stated: “The past year has been transformative for Evergreen Energy. In addition to appointing Ilyas Khan as Executive Chairman of the company, we closed the sale of our Landrica Development Company assets, including the Fort Union plant, while preserving our continued use of the K-Fuel testing facility and associated equipment located at the site. In addition to our progress on the K-Fuel development front, we reached to a final resolution with the Settling 2007 Noteholders, including the termination of the outstanding litigation.   We also raised $16 million in a private placement transaction and regained compliance with the listing standards issued by the NSYE Arca exchange.  All of these efforts culminated in a fundamentally improved company and enabled us to refocus on building the business around the significant opportunities afforded to us by our K-Fuel technology.”

Khan concluded: “In summary, we expect our efforts to rebuild the company’s balance sheet will set a firm financial foundation upon which we can build a successful business around K-Fuel.  Going forward, we will evaluate our success on our ability to develop and commercialize our K-Fuel technology, generate revenue and drive profitability.”

K-Fuel® Update
Southern Coal Holdings (SCH) – Venture with WPG Resources
On June 9, 2011, Evergreen announced it entered into a definitive agreement to form Southern Coal Holdings (SCH) with WPG Resources (ASX: WPG), an Australian listed mineral resources company. SCH, 50% owned by WPG Resources and 50% by Evergreen Energy, establishes a focused presence on the Asian markets where Evergreen believes the conditions for adopting the K-Fuel technology are most attractive due to the demand for coal from regions such as India, China, Japan and Korea.

K-Fuel Development
In addition to the testing being conducted in partnership with WPG, Evergreen has achieved positive results on several coal upgrading tests conducted since February of 2011. The next step in the company’s testing efforts is to increase the volumes being tested, which is anticipated to take place over the course of the summer.
Evergreen is in the process of building its technical, engineering and business development team in Singapore, having recently appointed a senior engineering professional who will lead its Singapore presence. The company expects its Singapore operations will enable it to pursue opportunities with coal companies that own or control sub bituminous reserves in Indonesia, as well as further its efforts to add an additional K-Fuel customer by the end of 2011.
The K-Fuel development efforts are ultimately aimed at establishing multiple joint ventures or other agreement structures, enabling the company to benefit from the utilization of the K-Fuel technology, focusing initially on Australia.

GreenCert™ Update
The value proposition for Evergreen’s GreenCert™ suite of services was historically related to and partially dependent upon Cap & Trade legislation or a price on carbon, which have not yet been established as regulatory law or mandate.  As greenhouse gas-emissions reporting no longer appears to be a primary strategic focus in the US or abroad, the company has decided to deemphasize GreenCert as a strategic driver for the company’s growth.  As a result, the company will be reducing its future investment in and cutting operating costs associated with the GreenCert operation.  In parallel with these efforts, the company will be evaluating strategic alternatives for the GreenCert offering, including the spin-off, joint venture or potential sale of the entity.

Noteholders Settlement and Litigation Termination
On May 26, 2011, the company announced the completion of the settlement and, subsequently, termination of the pending litigation with certain holders of its 2007 Notes and 2009 Notes.  The termination follows the company’s February 2, 2011 announcement that it had entered into a Forbearance and Settlement Agreement with certain holders of its 2007 Notes and the holders of its 2009 Notes, subject to certain conditions.

Evergreen Energy Inc.
Evergreen Energy Inc. (NYSE Arca: EEE) offers environmental solutions for energy production and generation industries, primarily through its patented clean coal technology, K-Fuel.  K-Fuel significantly improves the performance of low-rank sub-bituminous and brown coals and lignite.  The process yields higher efficiency levels, which are variable depending on the type of coal processed, by applying heat and pressure to low-rank coals to reduce moisture.  For more information, please visit the company’s website at www.evgenergy.com.

Safe Harbor Statement

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the "PSLRA"), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the "safe harbor" provisions of the PSLRA. Our actual results may vary materially from those described in any "forward-looking statement" due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission.  Readers of this release are encouraged to study all of our filings with the Securities and Exchange Commission. Our ability to execute our business plan and develop the K-Fuel® or GreenCert™ technologies and the successful development and operation of our SCH venture with WPG Resources may be adversely impacted by unfavorable decisions in pending litigation, the inability of Green Bridge Holdings to make future payments under the terms of the sale of the Landrica Development Company assets and our Ft. Union Plant, the inability to raise sufficient additional capital in a timely manner to pursue the development of the technology or the development and operation of SCH, unsuccessful exploratory activities with respect to the identified SCH coal deposits, the inability to successfully apply the K-Fuel technology to SCH’s coal deposits, the inability of SCH to obtain regulatory approval for its activities, and/or adverse conditions for the marketing and sale of upgraded coal. Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:
Becky Herrick, Lippert / Heilshorn & Associates, 415.433.3777, bherrick@lhai.com

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